SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 24, 2013

WABASH NATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-10883	52-1375208
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Sagamore Parkway South Lafayette, Indiana	47905
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (765) 771-5310

Not applicable

(Former name or former address, if changed since last report)

       Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7 — Regulation FD

Item 7.01 Regulation FD Disclosure.

On January 25, 2013, Wabash National Corporation (“Wabash National” or the “Company”) issued a press release relating to the transaction described under Item 8.01 below. A copy of the press release, which pursuant to this Item is being furnished with this Current Report, is attached to this Current Report as Exhibit 99.1 and is incorporated by reference herein.

Section 8 — Other Events

Item 8.01 Other Events.

On January 24, 2013, Wabash National Corporation entered into a definitive agreement to acquire certain assets of the tank and trailer business of Beall Corporation, a Portland, Oregon-based manufacturer of aluminum tank trailers and related equipment, for approximately $15 million in cash. The transaction is expected to close during the first quarter of 2013.

Beall Corporation began Chapter 11 reorganization proceedings in September of 2012, followed by a bankruptcy-court approved auction of its assets in December. Wabash National was the winning bidder for certain assets of Beall’s tank and trailer business, including its Portland, Oregon manufacturing facility, as well as equipment, inventory, certain product designs, intellectual property and other related assets. The closing of the transaction is subject to customary closing conditions for a sale of this type, including the Bankruptcy Court for the District of Oregon entering a final order approving the acquisition by Wabash National pursuant to and in accordance with the definitive agreement.

Safe Harbor Statement

This report contains certain forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995 about the Company’s proposed acquisition of certain assets of Beall Corporation and the timing of the anticipated transaction. Forward-looking statements convey the Company’s current beliefs, expectations or forecasts of future events but are subject to a number of risks, uncertainties and changes in circumstances, which may cause actual results or actions to differ materially from what is expressed or implied by these statements. All statements contained in this press release other than statements of historical fact are forward-looking statements. The factors that could cause actual future results to differ materially from current expectations include, but are not limited to, the satisfaction of conditions to closing the transaction, the ability to successfully integrate the former Beall operations and programs with the Company’s and the time and resources required to do so, the uncertainties inherent in commercial, manufacturing and production activities, decisions by regulatory authorities regarding whether and when to approve the transaction or any applications, competitive developments, conditions in each of the companies industries. Readers should review and consider the various disclosures made by the Company in this report and in the Company’s other reports to its stockholders and periodic reports on Forms 10-K and 10-Q and the risk factors discussed in the Company’s filings with the U.S. Securities and Exchange Commission.

Section 9 — Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release of Wabash National dated January 25, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Wabash National Corporation

Date: January 25, 2013	By:	/s/ Mark J. Weber
Mark J. Weber
Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit No. 99.1	Exhibit Press Release of Wabash National dated January 25, 2013.